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Exhibit 10.45

NOTE

U.S. $4,600,000	Chicago, Illinois
October 31, 2001

    FOR VALUE RECEIVED, FLORIDA GAMING CENTERS, INC., a Florida corporation ("FGCI") and CITY NATIONAL BANK OF FLORIDA, successor by merger to City National Bank of Miami, as Trustee under Trust Agreement dated January 3, 1979, and known as Trust No. 5003471 ("Trust" and together with FGCI, the "Borrower"), promise to pay to the order of CIB BANK ("Lender"), at its place of business in Frankfort, Illinois or such other place as Lender may designate from time to time hereafter, the principal amount of Four Million Six Hundred Thousand and No/100 Dollars ($4,600,000) or such lesser principal amount as may be owed by Borrower to Lender hereunder, together with interest on the unpaid balance until paid, at a rate ("Stated Rate") equal to the greater of (i) seven and one-half percent (7.5%) per annum or (ii) two percent (2.0%) per annum in excess of the Prime Rate (as hereinafter defined); provided, however, that upon the occurrence of an Event of Default (as hereinafter defined), interest shall accrue at a rate (the "Default Rate") equal to five percent (5%) per annum in excess of the Stated Rate for the period of such default until such default is cured. Interest shall be computed on the basis of a 360 day year and charged for the actual number of days elapsed. The final payment of all then-outstanding principal and interest shall be due on October 31, 2004 (the "Maturity Date"). Borrower's obligations under this Note shall be defined and referred to herein as "Borrower's Liabilities."

    All payments received hereunder shall be first applied to interest due and the balance, if any, to principal. Absent an Event of Default, principal and interest shall be payable as follows:

    Commencing on the twentieth (20th) day of November, 2001 and continuing on the twentieth (20th) day of each month thereafter until the Maturity Date, Borrower shall make monthly payments of principal and interest to Lender on the amount of the principal balance outstanding hereunder, in an amount calculated by Lender as necessary to repay the then outstanding principal balance at the Stated Rate (with interest payable in arrears) amortized on a level term basis over a twenty-five (25) year term commencing on the date hereof. If not sooner paid, the outstanding principal amount of the loan evidenced hereby and all interest accrued and unpaid thereon shall be paid on the Maturity Date.

    Except for principal amortization payments as set forth above, Borrower may not voluntarily prepay this Note prior to the first anniversary of the date hereof. After the first anniversary of the date hereof, the Borrower may prepay all or any portion of this Note, at any time and from time to time, subject to the following terms:

       i) Each partial prepayment shall be in a minimum principal amount of $100,000 and in integral multiples of $50,000;

       ii) The Borrower shall provide Lender with at least fifteen (15) days prior written notice of any prepayment;

      iii) The Borrower shall pay to the Lender all accrued and unpaid interest through the date of such prepayment on the principal balance being prepaid; and

      iv) The Borrower shall pay to the Lender any other obligations of the Borrower to the Lender then due which remain unpaid.

    All principal payments hereunder shall be accompanied by accrued interest on the principal amount being repaid to the date of payment. All payments hereunder, whether in respect of principal,

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interest, or otherwise, shall be made without setoff, counterclaim or deduction in same day funds by Borrower to Lender. All such payments required to be made to Lender shall be made not later than 2:00 p.m., Illinois time, on the date due by wire transfer (or by advice of transfer from or between accounts of Borrower at Lender) to such account as Lender shall specify from time to time by notice to Borrower. Funds received after that time shall be deemed to have been received by Lender on the next following Business Day. All payments shall be made in immediately available U.S. Dollars. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

    For purposes hereof, the term "Prime Rate" shall mean a fluctuating rate per annum equal to the prime rate of interest as published in the "Money Rates" section of the Wall Street Journal, or, if such rate is not so designated in the Wall Street Journal, the rate designated by Lender from time to time as its "Prime Rate." The Prime Rate is not necessarily the lowest rate of Interest charged by Lender in connection with extensions of credit. Changes in the Stated Rate shall take effect simultaneously with each change in the Prime Rate. The applicable Prime Rate shall be determined by Lender in its sole judgment, and such determination shall be conclusive absent manifest error.

    Reference is hereby made to that certain Loan Agreement executed between Borrower and Lender dated concurrently herewith (as the same may be amended from time to time, the "Loan Agreement") for a statement of (a) the terms and conditions under which the loan evidenced hereby has been made, secured and is to be repaid and (b) Lender's remedies upon the occurrence of an Event of Default (as defined in the Loan Agreement). An Event of Default under the Loan Agreement shall constitute an Event of Default hereunder. The terms and conditions of the Loan Agreement are incorporated herein by reference in their entirety. Any capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the Loan Agreement.

    In addition to interest at the Default Rate, as set forth above, Borrower agrees to pay "late charges" of five percent (5%) of the amount of any payment due hereunder including, without limitation, any payment of principal not paid when due on the Maturity Date which is ten (10) days or more in arrears.

    Borrower warrants and represents to Lender that Borrower shall use the proceeds represented by this Note solely for proper business purposes, and consistently with all applicable laws and statutes and the provisions of the Loan Agreement and Loan Documents.

    All of Lender's rights and remedies under this Note are cumulative and non-exclusive. The acceptance by Lender of any partial payment made hereunder after the time when any of Borrower's Liabilities become due and payable will not establish a custom, or waive any rights of Lender to enforce prompt payment thereof. Lender's failure to require strict performance by Borrower of any provision of this Note shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any waiver of an Event of Default hereunder shall not suspend, waive or affect any other Event of Default hereunder. Borrower and every endorser waive presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of this Note, and hereby ratify and confirm whatever Lender may do in this regard. Borrower further waives any and all notice or demand to which Borrower might be entitled with respect to this Note by virtue of any applicable statute or law (to the extent permitted by law).

    Borrower agrees to pay, upon Lender's demand therefor, any and all costs, fees and expenses (including reasonable attorneys' fees, costs and expenses) incurred in enforcing any of Lender's rights hereunder, and to the extent not paid the same shall become part of Borrower's Liabilities hereunder.

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    If any provision of this Note or the application thereof to any party or circumstance is held invalid or unenforceable, the remainder of this Note and the application thereof to other parties or circumstances will not be affected thereby, the provisions of this Note being severable in any such instance.

    If this Note is signed by more than one party, the liability of each such party shall be joint and several, and each reference herein to "Borrower" shall be deemed to refer to each such party.

    This Note is submitted by Borrower to Lender at Lender's principal place of business and shall be deemed to have been made thereat. This Note shall be governed and controlled by the laws of the State of Illinois as to interpretation, enforcement, validity, construction and effect, but without reference to its choice of law provisions. Any notice required hereunder shall be served consistent with the terms and provisions of the Loan Agreement relating to notice.

    No modification, waiver, estoppel, amendment, discharge or change of this Note or any related instrument shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, estoppel, amendment, discharge or change is sought.

    BORROWER IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS IN ANY WAY OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS NOTE MAY BE LITIGATED IN COURTS HAVING SITUS WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS. BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED IN SAID COUNTY AND STATE AND WAIVES ANY OBJECTION IT MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING HEREUNDER.

    BORROWER AND LENDER IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING: (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS NOTE OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS NOTE OR ANY SUCH AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

    This Note is executed and delivered by City National Bank of Florida, not personally, but as Trustee as aforesaid in the exercise of the power and authority conferred upon and vested in it as such Trustee, provided that City National Bank of Florida hereby personally warrants that it possesses full power and authority to execute and deliver the same. It is expressly understood and agreed that nothing contained in this Note shall be construed as creating any liability on City National Bank of Florida personally to pay the indebtedness evidenced and secured by this Note and the other Loan Documents or any interest that may accrue thereon, or to perform any covenant, express or implied, contained therein, all such personal liability, if any, being expressly waived by Lender and by every person now or hereafter claiming any right or security hereunder.

[Signature Page Follows]

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ATTEST:		BORROWER:
FLORIDA GAMING CENTERS, INC.
By:	/s/ WILLIAM B. COLLETT, JR.	By:	/s/ W. B. COLLETT

Name:	/s/ WILLIAM B. COLLETT, JR.	Name:	/s/ W. BENNETT COLLETT

Title:	Asst. Secretary	Title:	Chairman & CEO

CITY NATIONAL BANK OF FLORIDA, successor by merger to City National Bank of Miami, as Trustee under Trust Agreement dated January 3, 1979 and known as Trust No. 5003471
		By:	/s/ GLENN EDWARD RANDLE
Glenn Edward Randle Vice President and Trust Officer
Documentary Stamps in the amount of $16,100 have been affixed to the First Mortgage, Security Agreement and Fixture Filing.

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